Exhibit 99.1

News Release

For Immediate Release:

August 30, 2007

International Barrier Technology, Fire-Resistant Product Manufacturer, Announces the Addition of Sales Representation in Southern California and the Midwest.

Watkins, MN; Vancouver, BC August 30, 2007 - International Barrier Technology Inc. (“Barrier”) (IBTGF: OTCBB; IBH: TSXV), a manufacturer of proprietary fire-resistant building materials, is pleased to announce the addition of two sales representatives that will focus on market development of Blazeguard Fire-Rated Sheathing in two targeted regions.

Wayne Crutchfield has joined the Barrier team and will be responsible for developing the Blazeguard market in Southern California.  Wayne has spent many years in the construction industry working for a major distributor in Southern California.  He has built key relationships with architects, other distributors, and builders throughout the territory.  With the State of California’s recent adoption of the International Building Code, all new multi-family construction will be required to meet the fire-resistant building codes that Blazeguard is designed for.

Jim Dukart has joined Barrier as a Sales Representative in the Midwest region.  He is taking on the responsibility of continuing growth in the upper Midwest, but also to expand the territory to include the Chicago and Kansas City regions.  Jim has many years of experience in the sales industry and product development.  In his most recent endeavour as Vice-President of Sales and Marketing for Sea-Legs, he grew sales of a start-up product by 1,900% in two years.

“The State of California printed a new building code which is based on the International Building Code currently used in almost every region of the U.S.,” states Dr. Michael Huddy, President and CEO of Barrier.  “California will officially adopt this new code, favorable to Blazeguard applications in roof and wall assemblies, on January 1, 2008.  Mr. Crutchfield will help Barrier introduce Blazeguard into wall and roof applications that will feature not only fire, but also earthquake protection.  Mr. Dukart, a Minnesota native, with considerable sales, marketing, and communication experience has hit the ground running already by picking up the initiatives Barrier established over the last two years.  We are confident that Mr. Crutchfield and Mr. Dukart will impact Blazeguard sales in a dramatic and positive fashion by helping Barrier increase market share in these high priority markets.”

About International Barrier Technology Inc.

International Barrier Technology Inc. (OTCBB: IBTGF; TSXV: IBH) develops, manufactures, and markets proprietary fire-resistant building materials branded as Blazeguard®. Barrier's award-winning Blazeguard® wood panels use a patented, non-toxic, non-combustible coating with an extraordinary capability: it releases water in the heat of fire. The panels exceed "model" building code requirements in every targeted fire test and application, and are unique in combining properties that increase panel strength and minimize environmental and human impact. Blazeguard® provides Barrier's customers a premium material choice meeting an increasingly challenging combination of requirements in residential and commercial building construction.

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA

Tel: 866-735-3519  •  Email: mmcelwee@intlbarrier.com

Exhibit 99.1

Blazeguard® customers include many of the top multifamily homebuilders, and commercial modular building manufacturers in the United States.

INTERNATIONAL BARRIER TECHNOLOGY INC.

_______________________

Michael D. Huddy

President, Director

THE TSX VENTURE EXCHANGE HAS NOT REVIEWED AND DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THE CONTENT OF THIS PRESS RELEASE.

Melissa McElwee, Investor Relations Manager

International Barrier Technology

(866) 735-3519

mmcelwee@intlbarrier.com

For more information please visit:

www.intlbarrier.com

Forward-Looking Information: The statements in this news release contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks, assumptions and uncertainties, including but not limited to the ability to generate and secure product sales. In each case actual results may differ materially from such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or modified) will not be realized.

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA

Tel: 866-735-3519  •  Email: mmcelwee@intlbarrier.com